Exhibit 99.1

Heritage Commerce Corp Reports Record Results in 2006

San Jose, CA - February 6, 2007 —Heritage Commerce Corp (NASDAQ: HTBK), parent company of Heritage Bank of Commerce, today reported record results for 2006, driven by improved operating efficiencies and an increase in net interest margin. Net income in 2006 increased 20% to $17.3 million, or $1.44 per diluted share, compared to $14.4 million, or $1.19 per diluted share, for the year ended December 31, 2005. Fourth quarter net income rose 2% to $4.4 million, or $0.37 per diluted share, from $4.3 million, or $0.35 per diluted share for the same period in 2005.

The return on average assets (ROAA) for 2006 increased to 1.57% from 1.27% a year ago, and return on average equity (ROAE) was 14.6%, compared to 13.7% for 2005. Annualized returns on average assets and average equity for the fourth quarter of 2006 were 1.59% and 14.3%, respectively, compared with 1.46% and 15.4%, respectively, for the fourth quarter of 2005.

Financial Highlights:

2006

●	Diluted earnings per share of $1.44 were up 21% from the previous year.
●	Profitability ratios all improved over 2005 levels:
■	Net interest margin increased 48 basis points to 5.06%.
■	ROAA grew 30 basis points to 1.57%.
■	ROAE improved 89 basis points to 14.6%
■	The efficiency ratio improved 466 basis points to 56.9%.

Fourth Quarter 2006

●	Net income grew to $4.4 million, up 2% from 4Q05 and remained at the same record level achieved in 3Q06.
●	Diluted earnings per share of $0.37 were up 6% from 4Q05 and 3% from 3Q06.
●	Book value per share of $10.54 was up 11% from 4Q05 and 3% from 3Q06.

“The record profitability in 2006 reflects the focus of all our team members on building strong, profitable relationships with our customers,” said Walter T. Kaczmarek, President and Chief Executive Officer. “Interest margin improvement, coupled with solid gains in productivity, generated excellent results for our shareholders. As we look forward to 2007, we believe the economic growth in the local region will provide excellent opportunities for further advances.”

Operating Results

“We remain asset sensitive, which has helped us throughout this period of rising short-term interest rates,” Mr. Kaczmarek continued. Net interest income increased 5% to $50.4 million in 2006, compared to $47.8 million a year ago. Net interest income for the fourth quarter of 2006 was $12.8 million, which remained at the same level as the fourth quarter of 2005. The net interest margin was 5.06% in 2006, compared with 4.58% in 2005. The net interest margin improved to 5.16% in the fourth quarter of 2006 from 4.82% in the fourth quarter a year ago.

Noninterest income increased 4% to $9.8 million in 2006, from $9.4 million in the preceding year. Noninterest income is primarily comprised of gain on sale of SBA and other government guaranteed business loans, servicing fee income, deposit service charges, and increases in the cash surrender value of life insurance. In addition, the first quarter gain on sale of specialty loans contributed $671,000 to 2006 noninterest income and more than offset the $430,000 generated last year from leasing activities, a business Heritage exited in 2005. Fourth quarter noninterest income was $2.39 million, up 8% from the fourth quarter of 2005, and up 4% from the third quarter of 2006.

The efficiency ratio, a measure of operating expenses relative to revenues, improved to 56.9% in 2006 from 61.5% a year ago. The efficiency ratio was 57.3% in the fourth quarter of 2006, compared to 57.0% in the fourth quarter of 2005 and 55.0% in the third quarter of 2006.

In 2006, noninterest expense declined 3% to $34.3 million from $35.2 million a year ago, including a 2% decline in compensation expense. Fourth quarter noninterest expense increased 2% to $8.70 million, compared to $8.57 million in the fourth quarter of 2005 and was up 5% over the third quarter of 2006. The Bank recognized $120,000 of expenses associated with the conversion of the online banking system during the fourth quarter of 2006. Compensation expense decreased 4% and 5%, respectively, from the fourth quarter of 2005 and the third quarter of 2006. Stock option expense was $230,000 in the fourth quarter of 2006 and totaled $780,000 for the full year. In 2005, stock option expense was not included in the compensation expense, but rather footnoted in the financial statements as a pro forma disclosure.

Balance Sheet, Capital Management and Credit Quality

At December 31, 2006, total assets were $1.0 billion, down 8% from December 31, 2005. “We continue to carefully manage our assets and liabilities to improve profitability and manage interest rate and credit risk,” Mr. Kaczmarek noted. “Our focus will remain on building profitable relationships.” In 2006, total loans (excluding loans held for sale) increased 5% from a year ago level to $725.8 million, with commercial loans increasing 17% to $300.6 million, or 41% of the portfolio.

Total deposits decreased 10% to $847 million at December 31, 2006, from $940 million at December 31, 2005, primarily due to reductions in real estate exchange company and title companty accounts of $67 million as of December 31, 2006.

Asset quality remained strong with nonperforming assets (NPAs) totaling $4.3 million, or 0.42% of total assets at December 31, 2006, compared to $3.7 million, or 0.32% of total assets, at December 31, 2005, and $3.0 million, or 0.28% of total assets, at September 30, 2006. Net charge-offs in the fourth quarter of 2006 were $200,000, or 0.11% of average loans, compared to net charge-offs of $176,000, or 0.10% of average loans in the fourth quarter of 2005, and net recoveries of $281,000, or 0.16%, of average loans, in the third quarter of 2006. The allowance for loan losses at December 31, 2006, was $9.3 million, or 1.28% of total loans, and represented 215% of nonperforming loans. The allowance for loan losses at December 31, 2005, was $10.2 million, or 1.48% of total loans, and represented 278% of nonperforming loans. The allowance for loan losses at September 30, 2006, was $9.4 million, or 1.31% of total loans, and represented 317% of nonperforming loans.

Shareholders’ equity increased 10% to $123 million, or $10.54 book value per share, at December 31, 2006, compared to $112 million, or $9.45 book value per share, a year earlier, and $119 million, or $10.22 book value per share at September 30, 2006. Capital ratios continue to be significantly above the well-capitalized guidelines established by regulatory agencies. The Company’s leverage ratio at December 31, 2006 was 13.47%, compared to 11.55% at December 31, 2005 and 13.24% at September 30, 2006.

Heritage Commerce Corp repurchased 47,400 shares of common stock in the fourth quarter of 2006, bringing the total shares repurchased in the year to 330,300 with an average price of $25.93 for the quarter and $23.88 for the full year. The $10 million common stock repurchase program was approved by the Board of Directors in February, 2006 and expires on June 30, 2007. Shares were purchased on the open market using available cash. The repurchase program, which is financed by available cash, may be modified, suspended or terminated by the Board of Directors at any time without notice. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with offices in Los Gatos, Fremont, Danville, Morgan Hill, Gilroy, Mountain View and Los Altos. Heritage Bank of Commerce is also an SBA Preferred Lender operating from offices in San Jose, Chico, Fremont, Fresno, Jackson, Elk Grove, Santa Cruz and Watsonville, California.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include, but are not necessarily limited to, the Company’s ability to sustain dividend payments, fluctuations in interest rates and monetary policy established by the Federal Reserve, inflation, government regulations, general economic conditions, competition within the business areas in which the Company is conducting its operations, including the real estate market in California, the ability to recognize identified cost savings, and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Member FDIC

	At and For the Three Months Ended:			Percent Change From:			At and For the Year Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	December 31,	September 30,		December 31,	December 31,	December 31,	Percent
(in $000's, unaudited)	2006	2006	2005	2006		2005	2006	2005	Change
Interest Income	$18,737	$18,568	$17,588	1%		7%	$72,957	$63,756	14%
Interest Expense	5,936	5,754	4,773	3%		24%	22,525	15,907	42%
Net Interest Income	12,801	12,814	12,815	0%		0%	50,432	47,849	5%
Provision for Loan Losses	100	0	0	N/	A	N/A	(503)	313	-261%
Net Interest income after Provision for Loan Losses	12,701	12,814	12,815	-1%		-1%	50,935	47,536	7%
Noninterest Income:
Gain on Sale of Loans	837	832	711	1%		18%	4,008	2,871	40%
Servicing Income	539	412	470	31%		15%	1,860	1,838	1%
Increase in Cash Surrender Value of Life Insurance	369	363	349	2%		6%	1,439	1,236	16%
Service Charges and Other Fees on Deposit Accounts	327	354	348	-8%		-6%	1,335	1,468	-9%
Gain on Sale of Leased Equipment	0	0	0	N/	A	N/A	0	299	-100%
Equipment Leasing	0	0	0	N/	A	N/A	0	131	-100%
Other	318	338	326	-6%		-2%	1,198	1,580	-24%
Total Noninterest Income	2,390	2,299	2,204	4%		8%	9,840	9,423	4%

Noninterest Expense:
Salaries & Employee Benefits	4,711	4,941	4,932	-5%		-4%	19,414	19,845	-2%
Occupancy & Equipment	907	913	933	-1%		-3%	3,627	3,988	-9%
Other	3,085	2,458	2,702	26%		14%	11,227	11,400	-2%
Total Noninterest Expense	8,703	8,312	8,567	5%		2%	34,268	35,233	-3%
Income Before Income Taxes	6,388	6,801	6,452	-6%		-1%	26,507	21,726	22%
Income Tax Expense	2,036	2,448	2,194	-17%		-7%	9,237	7,280	27%
Net Income	$4,352	$4,353	$4,258	0%		2%	$17,270	$14,446	20%

PER SHARE DATA
(unaudited)
Basic Earnings Per Share	$0.37	$0.37	$0.36	0%		3%	$1.47	$1.22	20%
Diluted Earnings Per Share	$0.37	$0.36	$0.35	3%		6%	$1.44	$1.19	21%
Common Shares Outstanding at Period End	11,656,943	11,681,297	11,807,649	0%		-1%	11,656,943	11,807,649	-1%
Book Value Per Share	$10.54	$10.22	$9.45	3%		11%	$10.54	$9.45	11%
Tangible Book Value Per Share	$10.54	$10.22	$9.45	3%		11%	$10.54	$9.45	11%

KEY FINANCIAL RATIOS
(unaudited)
Annualized Return on Average Equity	14.25%	14.43%	15.41%	-1%		-8%	14.62%	13.73%	6%
Annualized Return on Average Assets	1.59%	1.61%	1.46%	-1%		9%	1.57%	1.27%	24%
Net Interest Margin	5.16%	5.22%	4.82%	-1%		7%	5.06%	4.58%	10%
Efficiency Ratio	57.29%	55.00%	57.04%	4%		0%	56.86%	61.52%	-8%

AVERAGE BALANCES
(in $000's, unaudited)
Average Assets	$1,084,440	$1,074,903	$1,155,178	1%		-6%	$1,098,278	$1,137,185	-3%
Average Earning Assets	$984,146	$973,556	$1,053,901	1%		-7%	$996,082	$1,044,043	-5%
Average Total Loans	$715,257	$706,587	$697,231	1%		3%	$704,009	$695,769	1%
Average Loans Held For Sale	$23,115	$32,534	$71,789	-29%		-68%	$34,288	$66,559	-48%
Average Deposits	$892,983	$886,976	$965,574	1%		-8%	$907,095	$945,991	-4%
Average Demand Deposits - Noninterest Bearing	$233,945	$218,766	$258,374	7%		-9%	$229,190	$259,881	-12%
Average Interest Bearing Deposits	$659,038	$668,210	$707,200	-1%		-7%	$677,905	$686,110	-1%
Average Interest Bearing Liabilities	$704,540	$713,712	$763,602	-1%		-8%	$727,036	$750,560	-3%
Average Equity	$121,202	$119,690	$109,636	1%		11%	$118,095	$105,208	12%

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	September 30,		December 31,
(in $000's, unaudited)	2006	2006	2005	2006		2005
ASSETS
Cash and Due from Banks	$34,285	$41,438	$35,560	-17%		-4%
Federal Funds Sold	15,100	41,000	62,900	-63%		-76%
Securities Available-for-Sale, at Fair Value	172,298	173,723	198,495	-1%		-13%
Loans Held For Sale	17,234	23,108	70,147	-25%		-75%
Loans:
Commercial	300,611	281,488	256,713	7%		17%
Real Estate-Mortgage	239,041	227,732	237,566	5%		1%
Real Estate-Land and Construction	143,834	160,137	149,851	-10%		-4%
Home Equity	38,976	41,784	41,772	-7%		-7%
Consumer	2,422	1,387	1,721	75%		41%
Total Loans	724,884	712,528	687,623	2%		5%
Deferred Loan Costs	870	1,172	1,155	-26%		-25%
Loans, Net of Deferred Costs	725,754	713,700	688,778	2%		5%
Allowance for Loan Losses	(9,279)	(9,379)	(10,224)	-1%		-9%
Net Loans	716,475	704,321	678,554	2%		6%
Company Owned Life Insurance	36,174	35,805	34,735	1%		4%
Premises & Equipment, Net	2,539	2,494	2,541	2%		0%
Accrued Interest Receivable and Other Assets	43,033	40,939	47,577	5%		-10%
Total Assets	$1,037,138	$1,062,828	$1,130,509	-2%		-8%

LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits-Noninterest Bearing	$231,841	$226,297	$248,009	2%		-7%
Demand Deposits-Interest Bearing	133,413	133,636	157,330	0%		-15%
Savings and Money Market	307,266	349,436	353,798	-12%		-13%
Time Deposits, Under $100	31,097	31,522	35,209	-1%		-12%
Time Deposits, $100 and Over	111,017	101,198	109,373	10%		2%
Brokered Deposits, $100 and Over	31,959	34,009	36,040	-6%		-11%
Total Deposits	846,593	876,098	939,759	-3%		-10%
Securities Sold Under Agreement to Repurchase	21,800	21,800	32,700	0%		-33%
Notes Payable To Subsidiary Grantor Trusts	23,702	23,702	23,702	0%		0%
Accrued Interest Payable and Other Liabilities	22,223	21,892	22,731	2%		-2%
Total Liabilities	914,318	943,492	1,018,892	-3%		-10%

Shareholders' Equity:
Common Stock	62,363	62,959	66,799	-1%		-7%
Accumulated Other Comprehensive Loss	(1,995)	(2,306)	(2,721)	-13%		-27%
Retained Earnings	62,452	58,683	47,539	6%		31%
Total Shareholders' Equity	122,820	119,336	111,617	3%		10%
Total Liabilities & Shareholders' Equity	$1,037,138	$1,062,828	$1,130,509	-2%		-8%

CREDIT QUALITY DATA
(in $000's, unaudited)
Nonaccrual Loans	$3,866	$2,083	$3,672	86%		5%
Loans Past Due 90 Days or More and Still Accruing	451	879	0	-49%		N/	A
Total Nonperforming Loans	4,317	2,962	3,672	46%		18%
Other Real Estate Owned	0	0	0	N/	A	N/	A
Total Nonperforming Assets	$4,317	$2,962	$3,672	46%		18%
Net Charge-offs (Recoveries)	$200	$(281)	$176	171%		14%
Net Charge-offs (Recoveries) as Percent of Average Loans	0.11%	-0.16%	0.10%	169%		10%
Allowance for Loan Losses to Total Loans	1.28%	1.31%	1.48%	-2%		-14%
Allowance for Loan Losses to Nonperforming Loans	214.94%	316.64%	278.43%	-32%		-23%
Nonperforming Assets to Total Assets	0.42%	0.28%	0.32%	50%		31%
Nonperforming Loans to Total Loans	0.60%	0.42%	0.53%	43%		13%

OTHER PERIOD-END STATISTICS
(unaudited)
Shareholders Equity / Total Assets	11.84%	11.23%	9.87%	5%		20%
Loan to Deposit Ratio	85.73%	81.46%	73.29%	5%		17%
Noninterest Bearing Deposits / Total Deposits	27.39%	25.83%	26.39%	6%		4%
Leverage Ratio	13.47%	13.24%	11.55%	2%		17%

	For the Three Months Ended December 31, 2006			For the Three Months Ended December 31, 2005
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$738,372	$15,836	8.51%	$769,020	$15,109	7.79%
Securities	178,835	2,014	4.47%	214,123	1,773	3.29%
Interest bearing deposits in other financial institutions	2,890	36	4.94%	4,258	39	3.63%
Federal funds sold	64,049	851	5.27%	66,500	667	3.98%
Total interest earning assets	984,146	$18,737	7.55%	1,053,901	$17,588	6.62%
Cash and due from banks	29,545			39,611
Premises and equipment, net	2,607			2,641
Other assets	68,142			59,025
Total assets	$1,084,440			$1,155,178

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$135,356	$769	2.25%	$146,244	$622	1.69%
Savings and money market	356,489	2,819	3.14%	376,613	2,013	2.12%
Time deposits, under $100	30,460	276	3.59%	36,147	243	2.67%
Time deposits, $100 and over	104,325	1,033	3.93%	111,586	804	2.86%
Brokered time deposits, $100 and over	32,408	312	3.82%	36,610	344	3.73%
Notes payable to subsidiary grantor trusts	23,702	586	9.81%	23,702	555	9.29%
Securities sold under agreement to repurchase	21,800	141	2.57%	32,700	192	2.33%
Total interest bearing liabilities	704,540	$5,936	3.34%	763,602	$4,773	2.48%
Demand, noninterest bearing	233,945			258,374
Other liabilities	24,753			23,566
Total liabilities	963,238			1,045,542
Shareholders' equity:	121,202			109,636
Total liabilities and shareholders' equity	$1,084,440			$1,155,178

Net interest income / margin		$12,801	5.16%		$12,815	4.82%

	For the Year Ended December 31, 2006			For the Year Ended December 31, 2005
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$738,297	$61,859	8.38%	$762,328	$54,643	7.17%
Securities	191,220	7,796	4.08%	226,043	7,247	3.21%
Interest bearing deposits in other financial institutions	2,826	132	4.67%	3,234	97	3.00%
Federal funds sold	63,739	3,170	4.97%	52,438	1,769	3.37%
Total interest earning assets	996,082	$72,957	7.32%	1,044,043	$63,756	6.11%
Cash and due from banks	34,810			38,670
Premises and equipment, net	2,482			2,879
Other assets	64,904			51,593
Total assets	$1,098,278			$1,137,185

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$145,471	$3,220	2.21%	$134,412	$1,749	1.30%
Savings and money market	358,846	10,274	2.86%	363,570	6,058	1.67%
Time deposits, under $100	31,967	1,037	3.24%	37,260	862	2.31%
Time deposits, $100 and over	107,387	3,762	3.50%	115,104	2,867	2.49%
Brokered time deposits, $100 and over	34,234	1,295	3.78%	35,764	1,313	3.67%
Notes payable to subsidiary grantor trusts	23,702	2,310	9.75%	23,702	2,136	9.01%
Securities sold under agreement to repurchase	25,429	627	2.47%	40,748	922	2.26%
Total interest bearing liabilities	727,036	$22,525	3.10%	750,560	$15,907	2.12%
Demand, noninterest bearing	229,190			259,881
Other liabilities	23,957			21,536
Total liabilities	980,183			1,031,977
Shareholders' equity:	118,095			105,208
Total liabilities and shareholders' equity	$1,098,278			$1,137,185

Net interest income / margin		$50,432	5.06%		$47,849	4.58%